FOR IMMEDIATE RELEASE             Contact:  Cedric Burgher
September 18, 2002                          Vice President, Investor Relations
                                            713-676-4608

                                            Wendy Hall
                                            Manager, Media Relations
                                            713-676-5227


HALLIBURTON ASBESTOS PLAINTIFFS AGREE TO EXTEND CURRENT STAY ON ASBESTOS CLAIMS

Dallas, Texas - Halliburton (NYSE: HAL) today announced that it has reached agreement with Harbison-Walker Refractories Company and the Official Committee of Asbestos Creditors in the Harbison-Walker bankruptcy to consensually extend the period of the stay contained in the Bankruptcy Court's temporary restraining order until November 7, 2002. The Court's temporary restraining order, which was originally entered on February 14, 2002, stays more than 200,000 pending asbestos claims against Halliburton's subsidiary Dresser Industries, Inc. For more details on the stay, Halliburton refers to its earlier press releases of July 16, 2002, June 4, 2002, May 20, 2002, February 22, 2002 and February 14,
2002.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.




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